UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 15, 2022

SALONA GLOBAL MEDICAL DEVICE CORP.
(Exact name of registrant as specified in its charter)

British Columbia	333-255642	Not Applicable
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3330 Caminito Daniella
 Del Mar, California, United States 92014
 (Address of principal executive offices) (ZIP Code)

Registrant’s telephone number, including area code: (800) 760-6826

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b -2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

Private Offering of Units of Common Shares and Warrants

On February 15, 2022, Salona Medical Device Corporation ("Salona" or the "Company") completed a private placement of 7,749,000 units (the "Units") at CAD$0.55 per Unit for gross proceeds of approximately CAD$4.26 million ("the "Offering") pursuant to the terms of subscription agreements with purchasers (the "Subscription Agreements") and the Underwriting Agreement (as defined below).  Each Unit consists of one common share in the capital of the Company (a "Common Share") and one common share purchase warrant (a "Warrant").  Each Warrant entitles the holder thereof to purchase one common share in the capital of the Company (a "Warrant Share") at an exercise price of CAD$0.70 expiring on February 15, 2025.  The exercise price of the Warrants is subject to adjustment for certain events, including without limitation, dividends, distributions or split of the Company's common stock, subsequent rights offerings by the Company, or in the event of the Company's consolidation, merger or reorganization.  The proceeds of the private placement will be used for working capital and general corporate purposes.

Pursuant to an Underwriting Agreement (the "Underwriting Agreement") dated February 15, 2022, the Company engaged Beacon Securities Limited, Canaccord Genuity Corp. and Leede Jones Gable Inc. (collectively, the "Underwriters") to act as underwriters for the Offering on a "bought deal" basis.  The Company (a) paid the Underwriters cash compensation equal to 7% of the gross proceeds of the Offering, and (b) issued compensation options ("Compensation Options") to purchase an aggregate of 542,430 common share in the capital of the Company (the "Compensation Option Shares") at an exercise price of CAD$0.55 expiring on February 15, 2025. The exercise price of the Compensation Options is subject to adjustment for certain events, including without limitation, dividends, distributions or split of the Company's common stock, subsequent rights offerings by the Company, or in the event of the Company's consolidation, merger or reorganization.

In connection with the Offering, the Company entered into a Registration Rights Agreement with the purchasers and the Underwriters (the "Registration Rights Agreement") providing for the filing of a registration statement (the "Registration Statement") with the Securities and Exchange Commission registering the resale of the Common Shares, the Warrant Shares, and the Compensation Option Shares. The Company is obligated to file the Registration Statement no later than 45 days after February 15, 2022 and to use commercially reasonable efforts to cause the Registration Statement to be declared effective no later than 180 days after February 15, 2022. The Common Shares, the Warrant Shares, and the Compensation Option Shares (collectively, the "Securities") are subject to resale restrictions in Canada for a period of 4 months after February 15, 2022 and to statutory resale restrictions under the United States Securities Act of 1933, as amended (the "Securities Act").

The foregoing issuances were exempt from registration under Regulation S promulgated pursuant to the Act. None of the purchasers in the Offering are U.S. persons, no sales efforts were conducted in the U.S., and the Securities contain, or will contain upon issuance, a legend restricting the sale of such securities in accordance with applicable exemptions from the registration requirements of the 1933 Act.

The foregoing summary of the Offering is qualified in its entirety by reference to the transaction documents which are filed as exhibits to this Current Report on Form 8-K contemporaneously herewith.

On February 16, 2022, the Company issued a press release announcing the matters described in this Item 1.01.  The press release is attached as Exhibits 99.1 to this Current Report on Form 8-K.

Item 3.02 Unregistered Sales of Equity Securities

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference to this Item 3.02 to the extent required by Item 3.02.

Item 7.01 Regulation FD Disclosure.

On February 16, 2022, the Company issued a press release announcing the matters described in Item 1.01 of this Current Report on Form 8-K.  The press releases are attached as Exhibit 99.1 to this Current Report on Form 8-K. The information in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of Section 18, (and shall not be deemed to be incorporated by reference into the filings of the Company under the Securities or the Exchange Act), except as shall be expressly set forth by specific reference in any such filing.

Item 9.01 Financial Statements and Exhibits

 (d) Exhibits

Exhibit	Description

4.1	Form of Warrant

4.2	Registration Rights Agreement dated as of February 15, 2022 by and among the Company, Purchasers in the Offering and Beacon Securities Limited, Canaccord Genuity Corp. and Leede Jones Gable Inc.

4.3	Form of Compensation Option

99.1	Press Release of Salona Global Medical Device Corporation dated February 16, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

SALONA GLOBAL MEDICAL DEVICE CORPORATION

Date: February 22, 2022	By: /s/ Leslie Cross
Name: Leslie Cross
Title: Chairman of the Board and Interim Chief Executive Officer